Exhibit 99.1

NEWS RELEASE

FOR RELEASE SEPTEMBER 30, 2004 AT 7:30 A.M. EDT

CONTACTS	William Brian Kretzmer	James W. Dolan
	CEO & President	CFO/COO
	MAI Systems Corporation	MAI Systems Corporation
	Telephone: 949.598.6160	Telephone: 949.598.6404
	brian.kretzmer@maisystems.com	james.dolan@maisystems.com

MAI Shareholders Approve All Proposals at Annual Meeting

Investor Group Debt to Equity Conversion and Equity Infusion Approved

Lake Forest, CA September 30, 2004, MAI Systems Corporation (OTCBB: MAIY.OB) announces that it has received approval from its shareholders at its Annual Shareholders Meeting, held September 22, 2004, for the conversion of approximately $3.3M of long-term debt to equity and a $1.0M infusion of new equity from an Investor Group comprised of members of senior management and its principal lender. With the conclusion of this transaction the Company will experience a change in control as the Investor Group will own approximately 83.4% of the Company’s post transaction 57,847,862 outstanding shares of common stock.  Debt will be reduced by $3.3M from approximately $10.7M to $7.4M. Other proposals adopted by shareholders increased the total authorized capital shares from 25,000,000 to 100,000,000 and approved an increase in the authorized shares for the Company’s 2001 Restricted Stock Plan to 5,500,000.

The Company’s existing Board of Directors was re-elected to serve until the next Annual Shareholders Meeting: Richard S. Ressler, Zohar Loshitzer, Stephen Ross and Steven Mayer. Finally, the shareholders reappointed BDO Seidman, LLP as the Company’s auditors for the coming fiscal year.

W. Brian Kretzmer, the Company’s CEO, commented, “The debt conversion and equity infusion provides the Company with much needed financial clarity, improving our balance sheet and infusing cash to assist us in meeting our objectives. We are energized by this positive event and look confidently to the future.”

About MAI Systems Corporation

MAI Systems Corporation (OTCBB: MAIY.OB) operating as Hotel Information Systems provides total enterprise management solutions, improving critical operations and profitability for global hotel organizations. For a complete demonstration or additional information about epitome Enterprise Solutions, please contact an HIS Client Solutions Representative at 1-800-497-0532 or visit the HIS Web site at www.hotelinfosys.com.

Certain statements in this news release may constitute “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, declining economic conditions, including a slowdown or recession; future terrorist activities affecting the hospitality industry; the Company’s ability to retain and increase revenue from existing clients and to execute agreements with new clients; the successful implementation of strategic relationships with other vendors and service providers; the competitive nature of the market for our software products and services; rapid technological change in the software industry and possible delays in development or shipment of new versions of key product lines; the Company’s ability to attract and retain qualified technical and management personnel; inability to control costs; changes in our product pricing; changes in business strategy or development plans; and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other interim reports filed from time to time with the Securities and Exchange Commission. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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